ADDENDUM NO. 2

            This  Addendum  No. 2, effective as of July 12, 2007, by and between

Universal Insurance Holdings,  Incorporated  (formerly  Universal Heights, Inc.)

(hereinafter  the  "Company"),  and  Sean P. Downes ("Employee"),  modifies  and amends the existing employment agreement  ("Agreement")  and  adopts  all  prior

Addenda  thereto  ("Prior  Addenda")  between  the Company and the Employee, and amends  provisions  of the Agreement and the Addenda  only  in  respect  of  the matters set forth herein,  and  otherwise the Agreement and Prior Addenda remain in full force and effect as if this Addendum No. 2 had not been executed:

            I.    In respect of "Article  2."  of the Agreement entitled "Term,"

the "Expiration Date" defined therein is hereby modified and changed to December

31, 2009.

            II.   In respect of "Article 9." of  the  Agreement entitled "Change in Control," subsection (b) is deleted in its entirety  and  replaced  with  the following: "If a change in control occurs as defined in subsection 9(a) above on or  before  December  31, 2008, then the Company shall pay to Employee an amount equal to (i) one times  the  salary  then in effect at the time of the change in control and (ii) an amount equal to one times any bonuses paid in respect of the preceding fiscal year.  Effective, January  1,  2009,  if  a  change  in control occurs  as  defined  in  subsection  9(a)  above, then the Company shall pay  to

Employee an amount equal to (i) forty-eight (48) months base salary and (ii) an amount  equal  two  times  any  bonuses  paid in respect of the preceding fiscal year."

            III.   In respect of "Article 9." of the Agreement entitled "Change in Control," subsection (d)  is added in its entirety to provide  the following:

"Effective, January 1, 2009, notwithstanding  anything in  this Agreement to the


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contrary, in the event it is determined by an independent accounting firm chosen by  mutual  agreement of the  parties  that any  economic  benefit,  payment  or distribution  by  the  Company  to  or  for the benefit of the Employee, whether paid,  payable,  distributed  or  distributable  pursuant  to  the terms of this

Agreement or otherwise (a "PAYMENT"), would be subject to the excise tax imposed by  Section 4999  of the Internal Revenue Code of 1986, as amended (the "CODE"),

(such  excise  tax  referred to in this Agreement as the "EXCISE TAX"), then the value  of  any  such  Payments  payable  under  this  Agreement which constitute

"parachute payments" under  Section 280G(b)(2) of the Code, as determined by the independent  accounting  firm, will be  reduced so that the present value of all

Payments (calculated  in  accordance  with  Section  280G  of  the  Code and the regulations  thereunder), in  the aggregate, equals the Safe Harbor Amount.  The

"SAFE HARBOR AMOUNT" is equal to 2.99 times the Employee's "base amount," within the meaning of Section 280G(b)(3) of the Code."


            IN WITNESS WHEREOF, this Addendum No. 2 has been signed and executed as on this 12th day of July, 2007.




                    UNIVERSAL INSURANCE HOLDINGS, INC.

                    By: /s/ Bradley I. Meier               Date:   July 12, 2007
                        -----------------------------
                    Name:



                    /s/ Sean P. Downes
                    ---------------------------------
                    SEAN P. DOWNES - Employee